RGC Resources®

Q1 2026
Earnings Call

February 10, 2026



Forward-Looking Statements

The statements in this presentation contain forward-looking statements that relate to future transactions, events or expectations. In addition, Resources may announce or publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and closures, investments, inflation, rate making, technological developments, new products, research and development activities, operational impacts and similar matters. These statements are based on management's current expectations and information available at the time of such statements and are believed to be reasonable and are made in good faith. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Company's business include, but are not limited to those set forth in the following discussion and within Items 1A "Risk Factors" and 1C "Cybersecurity" of the Company's 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is available at www.sec.gov and on the Company's website at www.rgcresources.com. These factors are difficult to predict and many are beyond the Company's control. Accordingly, while the Company believes its forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. When used in the Company's documents or news releases, the words "anticipate," "believe," "intend," "plan," "estimate," "predict," "target," "expect," "objective," "projection," "potential," "forecast," "budget," "assume," "indicate" or similar words or future or conditional verbs such as "will," "would," "should," "can," "could," "may" or "might" are intended to identify forward-looking statements.

Forward-looking statements reflect the Company's current expectations only as of the date they are made. The Company assumes no duty to update these statements should expectations change or actual results differ from current expectations except as required by applicable laws and regulations.

Agenda

- Q1 2026 Highlights
  - Operations
  - Financial
- 2026 Outlook
- Questions


Proposed SAVE Plan 2024 - 2028

Customer and Infrastructure Growth

Expansion	Renewal
0.6 miles main	0.6 miles main
196 services	117 services

Q1 Gas Volumes



DTHs Delivered
Q1 2026
Q1 2025
Thousands
1,400
1,200
1,000
800
600
400
200
-
Residential
Commercial
Industrial

Q1 2026 vs Q1 2025

Total Volumes	--%
Commercial & Industrial Volumes	(4)%
Heating Degree Days	11%

Roanoke Gas CapEx



$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Millions
2026
2025



Customer Growth & System Expansion $1.8
System Enhancements $1.4
SAVE Rider $2.4

$0.1 million or 1.8% decrease

Consolidated Financial Results

For the periods ended December 31,

(Presented in thousands, except per share data)

	Three Months Ended	
	2025	2024
Operating revenues	$ 30,260	$ 27,289
Operating expenses	23,710	19,961
Operating income	6,550	7,328
Earnings of unconsolidated affiliates	827	854
Other income, net	505	474
Interest expense	1,671	1,780
Income before income taxes	6,211	6,876
Income tax expense	1,328	1,606
Net income	**$ 4,883**	**$ 5,270**
Basic earnings per share	**$ 0.48**	**$ 0.51**
Diluted earnings per share	**$ 0.47**	**$ 0.51**

Consolidated Balance Sheet

As of December 31,

(Presented in thousands)

	2025	2024
Assets		
Current assets	$ 32,189	$ 23,319
Utility property, net	277,035	274,914
Other non-current assets	31,820	31,607
Total Assets	$ 341,044	$ 329,840
Liabilities and Stockholders' Equity		
Current maturities of long-term debt	$ 17,846	$ 2,846
Other current liabilities	22,254	19,694
Long-term debt, net	137,998	145,769
Deferred credits and other non-current liabilities	46,515	47,978
Total Liabilities	224,613	216,287
Stockholders' Equity	116,431	113,553
Total Liabilities and Stockholders' Equity	$ 341,044	$ 329,840

2026 Developments

- Economic and Political
- Industrial and Commercial
- Winter Storm Fern
- Rate Case



Winter Storm Fern

- System performance was excellent
  - LNG plant
- No loss of customers
- Gas volumes
  - Residential
  - Commercial
  - Interruptible

2026 Gas Prices (at Henry Hub)


$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$-
1/5/2026
1/6/2026
1/7/2026
1/8/2026
1/9/2026
1/10/2026
1/11/2026
1/12/2026
1/13/2026
1/14/2026
1/15/2026
1/16/2026
1/17/2026
1/18/2026
1/19/2026
1/20/2026
1/21/2026
1/22/2026
1/23/2026
1/24/2026
1/25/2026
1/26/2026
1/27/2026
1/28/2026
1/29/2026
1/30/2026
1/31/2026
2/1/2026
2/2/2026
2/3/2026

Rate Case

- Filed an Expedited Rate Case on December 2, 2025
  - Approximately $4.3M incremental annual revenue
  - Based on authorized ROE of 9.90%
  - Rates effective January 2026, subject to refund
  - Expect final resolution in Q1 of fiscal 2027

- Rate increase will be offset by customer bill credits
  - Returned each month from January to April
  - Related to tax credits included in regulatory liabilities

2026 Capital Forecast

SAVE Rider	$ 10.8
Customer Growth & System Expansion	6.4
System Enhancements	4.8
Total	$ 22.0


29%
49%
22%

Earnings Per Share


$1.36
$1.30
$1.24
$1.18
$1.12
$1.06
$1.00
$1.35
$1.29
$1.27
2025 Actual
2026 Guidance
EPS
Range
Dividend Payout Ratio:
64%
69%

RGC Resources®


Roanoke Gas